UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  January 1, 2019

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-31737	GULF POWER COMPANY	59-0276810
One Energy Place Pensacola, Florida 32520 (850) 444-6111

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

On January 1, 2019, a wholly owned subsidiary of NextEra Energy, Inc. completed the previously announced acquisition of all of the outstanding common shares of Gulf Power Company (Gulf Power) under a stock purchase agreement with The Southern Company dated as of May 20, 2018, as amended, for approximately $5.75 billion ($4.35 billion in cash plus the assumption of approximately $1.4 billion of Gulf Power debt), subject to certain adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  January 2, 2019

GULF POWER COMPANY
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving General Counsel of Gulf Power Company

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